Exhibit 10.11

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement made and entered into this 27th day of March, 2001, by and between SARUM MANAGEMENT, INC., as successor by assignment to The Bell Company, 75 Marc Avenue, Cuyahoga Falls, Ohio 44223 (hereinafter referred to as “Lessor”) and AKW, L.P., 1015 East 12th Street, Suite 200, P.O. Box 29, Erie, PA 16503, as successor by assignment to Kaiser Aluminum and Chemical Corp., a Delaware corporation (hereinafter referred to as “Lessee”).

W I T N E S S E T H:

WHEREAS, the parties hereto, by their predecessors in interest, have entered into a Lease Agreement dated November 1, 1988, together with the First Amendment to Lease Agreement (“First Amendment”) dated September 30, 1999 (herein collectively “Lease Agreement”); and

WHEREAS, the parties desire to modify the Lease Agreement pursuant to the terms hereof.

NOW, THEREFORE, for valuable consideration, including the covenants herein contained, receipt of which is hereby acknowledged, the parties agreed as follows:

1.             By execution hereof, Lessee shall be deemed to have exercised its right to renew the term of the lease for the First Additional Renewal Term (July 1, 2001-June 30, 2003).  Failure of Lessee to give a 150-day prior notice of renewal is hereby waived by Lessor.

2.             Notwithstanding the Rent set forth in the Lease Agreement for the First Additional Renewal Term, the parties agree that provided there is no event of default or other event which with the passage of time would become an event of default, Lessor shall accept as annual rent for the first year of the First Additional Renewal Term (July 1, 2001—June 30, 2002) the annual sum of Three Hundred Eighty-Six Thousand Nine Hundred Thirty-Four and 60/100 Dollars ($386,934.60) (2.938 per square foot) payable in monthly installments of Thirty-Two Thousand Two Hundred Forty-Four and 55/100 Dollars ($32,244.55).  The rent for the second year of the First Additional Renewal Term shall be as provided in the First Amendment.

3.             All other terms and conditions of the Lease Agreement and First Amendment to Lease Agreement, including Lessee’s obligations to pay taxes, utilities, and maintenance remain as set forth therein and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto set their hands on the 27th day of March, 2001.

SARUM MANAGEMENT, INC.

			By:	/s/ Michael E. Bell, Sr.
			Its:	President

AKW, L.P.

			By:	AKW General Partner LLC,
			Its:	General Partner

			By:	/s/ William P. Greubel
William P. Greubel
Manager
STATE OF OHIO	)
	)	SS:
COUNTY OF SUMMIT	)

BEFORE ME, a Notary Public, in and for said County and State, personally appeared the above-named, Sarum Management, Inc., by                                      , its                                      , who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this       day of           , 2001.

Notary Public

STATE OF INDIANA	)
	)	SS:
COUNTY OF VANDERBURGH	)

BEFORE ME, a Notary Public, in and for said County and State, personally appeared the above-named, AKW, L.P., by William P. Greubel, the Manager of AKW General Partner LLC, its General Partner, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said entity.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this       day of           , 2001.

Notary Public